QuickLinks -- Click here to rapidly navigate through this document

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-40740 and 333-54162) of Avocent Corporation of our report dated February 9, 2001, relating to the financial statements and financial statement schedules that appear in this Form 10 K.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP

Birmingham, Alabama
March 23, 2001

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS